UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)
On April 30, 2008, Director Fred R. Miller retired as a director of Horizon Financial Corp. (“Company”) and its financial institution subsidiary, Horizon Bank (“Bank”) in connection with the Company’s mandatory retirement age for directors reflected in its Bylaws. Mr. Miller’s retirement is effective immediately.  Mr. Miller had served on the Boards of Directors of the Company and the Bank since 1995 and 1984, respectively.  He was a member of the Company’s Nominating, Executive, Audit and Retirement and Compensation Committees.

Although it was agreed that the Board’s Nominating Committee would begin the process to identify  another qualified board member, the Board determined to reduce the size of the Board of Directors of the Company from nine to eight members.  Similarly, the Board of Directors of the Bank also determined to reduce the size of the Board from nine to eight members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: June 2, 2008	By: /s/ Richard P. Jacobson
Richard P. Jacobson
President and Chief Executive Officer